Exhibit 10.34

Consulting Agreement

This consulting Agreement (the "Agreement") is made and entered into this 16th day of November, 2004 by and between Matthias Heinze (herein “Contractor”), and ZAP herein (“ZAP”) located at 501 Fourth Street, Santa Rosa, CA 95401.

In consideration of the mutual promise contained herein and on the terms and conditions hereinafter set forth, Contractor and ZAP agree as follows.

1.  CONSULTING SERVICES:
Contractor hereby agrees to re-negotiate all contracts and transactions related to the Smart Car between ZAP and Thomas Heidemann.

2.  DURATION OF PROFILE:
 November 16, 2004 thru December 31, 2004

3.  TERM OF AGREEMENT:  The term of agreement shall commence on the date of signed and delivered contract and shall terminate upon completion of services. Faxed copies of agreement shall constitute actual binding documentation of contract.

4.  COMPENSATION:  In full consideration of the services contained within this agreement, ZAP    agrees to compensate 100,000 B2 restricted warrants.

5.  Disclaimer of Responsibility Acts of the Client.  Contractor must fully disclose compensation, and potential conflicts on interest to public, in accordance with the Securities Act of 1933, section 17 (b).

6.  INDEMNIFICATION:
Each party agrees to indemnify, hold harmless and defend the other party from and against all liabilities, obligations, losses, claims, lawsuits, damages, injuries, costs, expenses, and other detriments whatsoever, including without limitation, all consequential damages and attorneys' fees, arising out of or incident to the performance of this Agreement by such indemnifying party or its agents of its duties, obligations, or rights hereunder.  The indemnities and assumptions of liabilities and obligations herein provided shall continue in full force and effect nothwithstanding the expiration of this Agreement.

7.  ENTIRE AGREEMENT:  This agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between parties.

DATED: November 16, 2004

/s/ MATTHIAS HEINZE
MATTHIAS HEINZE

/s/ RENAY CUDE
RENAY CUDE
CORPORATE SECRETARY FOR ZAP